SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report:

February 6, 2009

NEAH POWER SYSTEMS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-49962	88-0418806
(State of Incorporation)	(Commission File Number )	(IRS Employer Identification No.)

22118 20th Ave. SE, Suite 142
 Bothell, Washington 98021

(Address of principal executive offices) (Zip Code)

(425) 424-3324

(Registrant's telephone number)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01   Other Matters.

On February 5, 2009, the Registrant, Neah Power Systems, Inc. (“Neah Power”), received notice of cancellation from SolCool One, LLC (“SolCool”) of the November 26, 2008 Agreement and Plan of Merger (the “Merger Agreement”) among Neah Power Acquisition Corp., a wholly-owned subsidiary of Neah Power, SoCool, and Mark Walsh, Manager and founder of SolCool, due to a failure to fund the transaction in a timely manner.  Neah Power and SolCool have negotiated an extension to February 11, 2009 for Neah Power to provide the funding to SolCool under the terms of the Merger Agreement..

Neah Power is currently working to secure bridge financing to provide working capital for Neah Power and to complete due diligence associated with the acquisition and initial funding of SolCool.  Failure to secure adequate financing, meet the terms of the extension, or meet the terms of the Merger Agreement could result in an adverse change for Neah Power in the terms of the Merger Agreement or the cancellation of the Merger Agreement in its entirety.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: February 6, 2008	Neah Power Systems, Inc.

	By:	/s/ Gerard C. D’Couto
Gerard C. D’Couto
Chief Executive Officer